Exhibit 10.7

Execution Version

RENEWABLE ENERGY LENDING, LLC

First AMENDMENT to
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Amendment”) of Renewable Energy Lending, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of January 8, 2018, by and between Renewable Developer Holdings, LLC, a Delaware limited liability company, and MMA Energy Capital, LLC, a Maryland limited Liability company, as well as Hunt Investment Management, LLC, a Delaware limited liability company, solely for the purposes of this Amendment, Sections 7.1(H), 7.5(B), 7.5(D), 8.1, 8.2, 8.3 and 11.7 of the Agreement and Exhibit B of the Agreement;

Whereas, the Members are party to that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of November 7, 2016 (as heretofore amended, supplemented or otherwise modified, the “Existing Operating Agreement”);

Whereas, the Members desire to amend the Existing Operating Agreement to reflect certain matters with respect Hunt Investment Management, LLC, a Delaware limited liability company (“Hunt”), becoming the Manager under the Management Agreement;

Whereas, Section 7.1(B)(ix) of the Existing Operating Agreement permits amendment only with the affirmative written consent of the Members; and

Whereas, capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Existing Operating Agreement.

Now, Therefore, in consideration of the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments to Existing Operating Agreement.

(a)       Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

““AI” means Amber Infrastructure Group Holdings Limited, a private limited company registered in England and Wales and each of its controlled Affiliates.”

(b)       Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

““Key Employee” means any employee of the Manager or any Affiliate thereof, substantially all of whose job responsibilities relate to managing the business or affairs of MEC, REL, SPL, SCL or SDL, including pursuing Company Opportunities. Each such employee shall be listed on Schedule 7.1(H), which schedule shall be updated from time to time to reflect the change in employment status of each Key Employee or the addition of any Key Employee.”

(c)       Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

““Key Person” has the meaning set forth in Section 7.1(H).”

(d)       Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

“Consent” has the meaning set forth in Section 3 of the First Amendment.”

(e)       Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

“First Amendment” means the First Amendment to Limited Liability Company Operating Agreement of REL, dated as of January 8, 2018, by and among RDH, MEC and Hunt.”

(f)       Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

““HFS” means Hunt Financial Securities, LLC, a Delaware limited liability company.”

(g)       Section 2.1 of the Existing Operating Agreement is hereby amended to add (in the appropriate place alphabetically) the following defined term thereto (reading in its entirety as follows):

““Hunt” means Hunt Investment Management, LLC, a Delaware limited liability company.”

(h)       Section 2.1 of the Existing Operating Agreement is hereby amended to delete the defined term “Deposit Account Control Agreement” in its entirety.

(i)       Section 2.1 of the Existing Operating Agreement is hereby amended to delete the defined term “Manager” in its entirety and replace such defined term with the following defined term:

“Manager” means Hunt or any successor Manager appointed by RDH.

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(j)       The last sentence of Section 7.1(A) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding the foregoing or anything in this Agreement or the Management Agreement to the contrary, but subject to Section 7.1(B), RDH shall have full power and authority to directly take any action on behalf of the Company or any subsidiary of the Company that could otherwise be performed by MEC or Manager under this Agreement (including, without limitation, under Section 5.1(C)) or by the Manager under the Management Agreement, and the signature of RDH shall be sufficient to bind the Company in every manner to any agreement or any document in connection therewith, provided, that, such power and authority shall include the ability to delegate the power and authority to take any such action or category of actions to a third-party service provider, provided, further, that RDH shall give notice to Manager of any material action that it or a third-party service provider takes on behalf of the Company, it being the intent of the Members, without in any manner limiting the right of RDH to take or delegate to a third-party service provider any action reserved to it under this Agreement or the Management Agreement, that actions taken by RDH or the applicable third-party service provider will be coordinated with the duties delegated to the Manager under this Agreement or the Management Agreement.”

(k)       The second to last sentence of Section 7.1(D) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“In addition, if RDH delivers written notice to Manager that Manager is to cease performing any action non-exclusively delegated to Manager under the Management Agreement, then Manager shall no longer have such authority to perform such action from and after the date of cessation specified in such notice.”

(l)       Section 7.1(E) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

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“(E) Annual Budget. An annual operating expense budget for the Manager, which shall include allocations of such budget to the Company, SCL, SPL and any other subsidiaries, the form of which will be agreed upon by Manager and RDH, will be approved subject to the following terms. The budget approved by RDH for the balance of Fiscal Year 2016 subsequent to the Effective Date and for Fiscal Year 2017 is attached hereto as Exhibit E. Each of the annual budgets attached hereto and any annual budgets approved pursuant to this Section 7.1 are referred to as the "Annual Budget". The Annual Budget shall be presented in the form of a budget of Manager regarding the Company, SPL, SDL and SCL with detailed allocations of certain expenses expected to be incurred directly by the Company, SPL, SDL and SCL as well as the operating expenses of Manager that are necessary for Manager to perform MEC’s duties under this Agreement and Manager’s duties under the Management Agreement, the SCL Operating Agreement, the SDL Operating Agreement and the SPL Operating Agreement, it being acknowledged and agreed that Manager’s operating expenses will be paid directly by Manager and reimbursed under the Management Agreement and through the Administrative Member Cost Reimbursement Fee paid by SCL, SDL and SPL pursuant to the allocation set forth in the SCL Operating Agreement, the SDL Operating Agreement, the SPL Operating Agreement and the Management Agreement. The Manager shall prepare and deliver to RDH, on or before November 15th of each then current calendar year, a proposed Annual Budget for the upcoming calendar year. RDH shall approve or reject the proposed Annual Budget within thirty (30) days after its receipt of the proposed Annual Budget and satisfactory responses to all of its questions in respect thereof. To the extent that the Annual Budget is not approved by RDH prior to the commencement of the calendar year to which such budget is to relate, unless and until an Annual Budget is approved, the Company shall be operated for that calendar year based on the Annual Budget for the prior calendar year with an inflation factor of three percent (3%) per line item. The Manager may propose amendments to the Annual Budget each fiscal quarter to allow the Company to adjust the last-approved Annual Budget to the current set of Investments and Company expenses. Once approved by RDH, such amended Annual Budget shall supersede the prior Annual Budget. Furthermore, RDH and MEC agree that, at any time that there are members in SCL or SPL which are not Affiliates of RDH or MEC (the “Pre-Approval Period”), (i) MEC or Manager, as applicable, will obtain RDH’s approval of any budget to be submitted to any such third-party member(s) in accordance with the terms of the SCL Operating Agreement and the SPL Operating Agreement prior to submission of such budget to any such third-party member(s), (ii) RDH will have ultimate authority to approve or reject any changes to such budgets proposed by any such third-party member(s) and (iii) the Annual Budget will be reduced proportionally to reflect any lesser amounts agreed with Fundamental in the budgets for SCL and SPL, as opposed to the corollary amounts set forth in the Annual Budget, provided, that, during the Pre-Approval Period, the Manager shall first prepare and deliver to RDH a proposed preliminary Annual Budget for the upcoming calendar year no later than October 1st of each then current calendar year for RDH’s initial review and comment.”

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(m)       Section 7.1(H) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“(H) Key Person Provision. During the Exclusivity Term hereunder, in the event that (i) Michael L. Falcone, Gary A. Mentesana or Bob Hopper (each, a “Key Person”), ceases to be employed by, associated with or devote (x) in the case of Bob Hopper, substantially all of his business time and (y) in the case of Michael L. Falcone and Gary A. Mentesana, his business time consistent with the allocation within the Annual Budget, in each case, to manage the business and affairs of MEC and the Manager (solely with respect to MEC, REL, SPL, SCL and SDL), including pursuing Company Opportunities on behalf of REL, SCL and SPL, (ii) any Key Employee, while employed by or associated with the Manager or any Affiliate thereof ceases to devote substantially all of his or her business time to manage the business and affairs of MEC and the Manager (solely with respect to MEC, REL, SPL, SCL and SDL), including pursuing Company Opportunities on behalf of REL, SCL and SPL, or (iii) any Key Person is convicted of, or admits by consent or plea of no contest to, a felony, MEC shall, promptly upon becoming aware of such event, notify RDH of such event and prepare and submit a written plan to RDH to replace the applicable Key Person or to otherwise address the situation. Within sixty (60) days of its receipt of such plan RDH may at its option by Notice to MEC declare a “Key Person Event” and thereby end the Exclusivity Term hereunder. Each of MEC and Manager covenant and agree to cause Schedule 7.1(H) to be updated as and when applicable in accordance with the definition of “Key Employee”. ”

(n)       Section 7.3(K) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“(K) Other Liabilities. Notwithstanding anything contained herein to the contrary, in no event shall this Section 7.3 provide any indemnification right to MEC, MMA or any of their respective Affiliates for any Losses or other liabilities that arise from (i) MEC’s or the Manager’s breach, as applicable, (A) in its capacity as Manager, of the Management Agreement (including, for the avoidance of doubt, any breach of the Management Standard) or (B) of the Subscription Agreement or (ii) MMA’s obligations under the MMA Guaranty.”

(o)       Section 7.5 of the Existing Operating Agreement is hereby amended to add a new clause (D) at the end thereof as follows:

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“(D) Subject to, and without limitation of the immediately succeeding sentence and immediately succeeding paragraph in this Section 7.5(D), neither AI nor HFS shall be considered to constitute an Affiliate of MEC or Manager for purposes of Section 7.5(B) or Exhibit B. Each of Manager and MEC covenants that it shall not, and shall cause its Affiliates (excluding AI and HFS) not to, except with the written consent of RDH, (A) cause, direct or in any manner facilitate or otherwise assist AI or HFS to pursue (or in pursuing) any “Company Opportunity”, as defined in this Agreement, or any “Company Opportunity”, as defined in the SPL Operating Agreement or SCL Operating Agreement, or (B) without limiting the generality of clause (A), provide to AI or HFS, or cause, direct or in any manner facilitate the provision to AI or HFS, of any information relating to any “Company Opportunity”, as defined in this Agreement, or any “Company Opportunity”, as defined in the SPL Operating Agreement or the SCL Operating Agreement.

Manager and MEC each hereby represent and warrant to RDH (i) that none of Manager, MEC, nor any of their respective Affiliates (excluding AI), directly or indirectly through one more intermediaries, controls (other than through certain approval rights), or is controlled by, or is under common control with AI and (ii) Manager, MEC and their respective Affiliates have in place procedures to prevent AI or HFS from receiving confidential information of RDH or its Affiliates (other than, for the avoidance of doubt, the Manager), MEC (solely with respect to REL, SPL, SCL and SDL), REL, SPL, SCL, SDL or any other subsidiary of REL. Manager and MEC each hereby covenant to keep in place and comply and cause their respective Affiliates to keep in place and comply with the procedures referenced in clause (ii) of the immediately preceding sentence at least until the Company is dissolved, wound up and terminated pursuant to Article X.”

(p)           Section 7.7 of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“Section 7.7. Right to Enforce. Notwithstanding anything to the contrary set forth in this Agreement, RDH shall have the authority to direct the Company to pursue any and all causes of action against MEC, the Manager and their respective Affiliates, as applicable, under this Agreement, the Management Agreement, the Subscription Agreement and the MMA Guarantee.”

(q)           The last sentence of Section 8.3 of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding anything to the contrary in this Agreement, RDH shall, at its election, at any time and from time to time have complete authority and control over the Bank Accounts and, following the Manager ceasing for any reason to be the manager under the Management Agreement, including without limitation termination of the Management Agreement in accordance with its terms, the Manager and its Affiliates shall have no authority or power to withdraw funds or otherwise deal in any manner with any of the Bank Accounts.”

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(r)            Section 10.1(A)(iv) of the Existing Operating Agreement is hereby amended to read in its entirety as follows:

“(iv) Notice to dissolve the Company is given by RDH if MEC, in its capacity as a Member hereunder or in its capacity as Manager under the Management Agreement, or the Manager under the Management Agreement, or any of their respective managers, members, officers, representatives, employees or agents (A) commits a felony or other criminal act involving fraud, misappropriation of funds, dishonesty or acts of a similar nature relating to the Company or its Investments, (B) misapplies any funds derived from the Investments; or (C) commits fraud, misrepresentation, gross negligence or willful misconduct with respect to the performance of this Agreement, the Management Agreement or the Investments; provided, however, that MEC or the Manager, as applicable, shall have thirty (30) days from such notice to cure any such act described in Clauses (A) through (C) immediately above if such act is committed by any representative, employee or agent of MEC (for the avoidance of doubt, other than any officer or manager of MEC) or Manager (for the avoidance of doubt, other than any officer or manager of Manager), as applicable, provided, further, that the adequacy of any such cure shall be in RDH’s sole discretion.”

(s)           Section 11.7 of the Existing Operating Agreement is hereby amended to add a new sentence at the end thereof as follows:

“Notwithstanding anything set forth to the contrary in this Agreement, the Management Agreement or any other agreement among any of RDH, MEC, the Manager or any of their respective Affiliates, (i) the Manager shall be subject to this Section 11.7 to the same extent as if it was a Member and (ii) for the purposes of Section 11.7 and Section 4 of the Management Agreement or any other provision regarding the sharing of confidential information in this Agreement, the Management Agreement or any other agreement among any of RDH, MEC, the Manager or any of their respective Affiliates, in any instance where information that is subject to any such provision is permitted to be shared with any Affiliate of MEC or the Manager, the term “Affiliate” shall in all events exclude AI and HFS.”

(t)            A new Section 11.10 to the Operating Agreement is hereby added after the end of Section 11.9 of the Existing Operating Agreement, as follows:

“Section 11.10 Legal Fees. MEC hereby agrees to, promptly upon demand by RDH, pay (or to the extent already paid by RDH and/or any of their respective Affiliates, reimburse RDH and its Affiliates for) all fees and expenses of counsel now or hereafter incurred by RDH and/or any of their respective Affiliates in connection with (i) the negotiation of the Specified Documents (as defined in the Consent), and/or (ii) the effectiveness of any Specified Document (as defined in the Consent) and/or the consummation of the transactions contemplated hereby or thereby.”

(u)          The Agreement is hereby amended by inserting a new Schedule 7.1(H) immediately after Schedule A in the form attached to this Amendment as Exhibit A.

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2.	Miscellaneous.

(a) Except as specifically modified or supplemented herein, the Existing Operating Agreement shall remain in full force and effect. If any conflict exists between the provisions in this Agreement and the Existing Operating Agreement, this Agreement shall control. The Existing Operating Agreement, as amended and supplemented by this Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and contains all of the covenants and agreements of the parties hereto with respect thereto. This Agreement may not be altered, changed or amended except by an instrument in writing signed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. All section headings of this Agreement are inserted solely as a matter of convenience and for reference, and are not a substantive part of this Agreement. The recitals hereto are hereby incorporated by reference into and form an integral part of this Agreement.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

(c)       This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(d)       By their execution of this Agreement, the undersigned Members and the Administrative Member hereby confirm that they are duly authorized to execute this Agreement and any necessary requisite approval has been obtained with respect to this Agreement and all matters set forth herein.

3.	Effectiveness.

This Amendment shall be effective upon (but only upon) the occurrence, prior to or on (but not after) January 31, 2018, of (i) the “Specified Sections Effective Date” under and accordance with that certain First Amendment to Limited Liability Company Operating Agreement of Solar Development Lending, LLC and (ii) the “Consent Effective Date” under and in accordance with that certain Consent to Assignment of Renewable Energy Lending, LLC Management Agreement, by and between REL and MEC, and acknowledged for limited purposes by RDH (the “Consent”), each being executed contemporaneously herewith.

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[Signatures on the Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RENEWABLE DEVELOPER HOLDINGS, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

MMA ENERGY CAPITAL, LLC

By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: President

[Signature Page to First Amendment to REL Limited Liability Company Operating Agreement]

Acknowledged and agreed, solely for the purposes of this Amendment, Sections 7.1(H), 7.5(B), 7.5(D), 8.1, 8.2, 8.3 and 11.7 of the Agreement and Exhibit B of the Agreement.

HUNT INVESTMENT MANAGEMENT, LLC

By:	/s/ Kara E. Harchuck
Name: Kara E. Harchuck
Title: EVP and General Counsel

[Signature Page to First Amendment to REL Limited Liability Company Operating Agreement]